As filed with the Securities and Exchange Commission on November 13, 2008
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

comScore, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State of Incorporation)	54-1955550 (I.R.S. Employer Identification No.)
11950 Democracy Drive
Suite 600
Reston, Virginia 20190
(Address of principal executive offices)

2007 Equity Incentive Plan
(Full title of the plan)

Magid M. Abraham, Ph.D.
President and Chief Executive Officer
comScore, Inc.
11950 Democracy Drive
Suite 600
Reston, Virginia 20190
(703) 438-2000
(Name, address and telephone number of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.(Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☑	Smaller reporting company ☐
(Do not check if a smaller reporting company)
CALCULATION OF REGISTRATION FEE

		Proposed	Proposed
	Amount	Maximum	Maximum	Amount of
Title of Securities to	to be	Offering Price	Aggregate	Registration
be Registered	Registered	Per Share	Offering Price	Fee
Common Stock, $0.001 par value	1,118,422 (1)	$9.43 (2)	$10,546,719.46	$414.49
Total Registration Fee				$414.49 (3)

(1)	Pursuant to Rule 416(a) of the Securities Act of 1933, this Registration Statement shall also cover any additional shares of the Registrant’s Common Stock that become issuable under the 2007 Equity Incentive Plan, as amended and restated, by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of the Registrant’s outstanding shares of Common Stock.

(2)	Estimated in accordance with Rule 457(h) under the Securities Act of 1933, as amended, solely for the purpose of calculating the registration fee on the basis of $9.43 per share, which represents the average of the high and low price of the Registrant’s Common Stock as reported on The NASDAQ Global Market on November 13, 2008.

(3)	Pursuant to Rule 457(p) under the Securities Act of 1933, the registration fee that would otherwise be payable under Rule 457 with regard to the subject registration statement is hereby offset against a portion of the Registrant’s registration fee of $7,843.67 paid to the SEC in advance of previously filing a Registration Statement on Form S-1 on October 31, 2007, File No. 333-147061, which registration statement the Registrant subsequently withdrew by submission of a Form RW on November 21, 2007.

REGISTRATION OF ADDITIONAL SECURITIES PURSUANT TO GENERAL INSTRUCTION E
     On January 1, 2008, pursuant to the Automatic Share Reserve Increase provision of Section 3(b) of the Registrant’s 2007 Equity Incentive Plan, as amended and restated (the “Plan”), the number of shares of Common Stock available for issuance thereunder was automatically increased according to the terms of the Plan. This Registration Statement registers additional shares of Common Stock of comScore, Inc. (the “Registrant”) to be issued pursuant to the Plan. Accordingly, the contents of the previous Registration Statement on Form S-8 (File No. 333-144281) filed with the Securities and Exchange Commission (the “SEC”) on July 2, 2007 (the “Prior Registration Statement”) are incorporated by reference into this Registration Statement pursuant to General Instruction E of Form S-8.
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference.
     In addition to the Prior Registration Statement, the following documents filed with the SEC are hereby incorporated by reference into this Registration Statement:
1)	The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2007 filed with the SEC on March 11, 2008;

2)	The Registrant’s Amendment No. 1 to Annual Report on Form 10-K/A for the year ended December 31, 2007 filed with the SEC on April 29, 2008;

3)	The Registrant’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2008 filed with the SEC on May 15, 2008;

4)	The Registrant’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2008 filed with the SEC on August 14, 2008;

5)	The Registrant’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2008 filed with the SEC on November 13, 2008;

6)	The Registrant’s Current Report on Form 8-K filed with the SEC on May 14, 2008;

7)	The Registrant’s Current Report on Form 8-K filed with the SEC on May 28, 2008;

8)	The Registrant’s Amendment No. 1 to the Current Report on Form 8-K/A filed with the SEC on August 14, 2008;

9)	The Registrant’s Definitive Proxy Statement filed with the SEC on May 9, 2008; and

10)	The description of the Registrant’s Common Stock which is contained in the Registration Statement on Form 8-A (File No. 001-33520), filed June 6, 2007, under Section 12(b) of the Exchange Act and any further amendment or report filed hereafter for the purpose of updating such description.
     All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act on or after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement that indicate that all securities offered have been sold or that deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents. Unless expressly incorporated into this Registration Statement, a report furnished on Form 8-K shall not be incorporated by reference into this Registration Statement. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or superseded such statement.

Item 8. Exhibits.

Exhibit
Number	Exhibit Document

3.1 (1)	Amended and Restated Certificate of Incorporation of the Registrant (Exhibit 3.3)

3.2 (1)	Amended and Restated Bylaws of the Registrant (Exhibit 3.4)

4.1 (1)	Specimen Common Stock certificate of the Registrant (Exhibit 4.1)

4.2 (2)	2007 Equity Incentive Plan, as amended and restated

5.1	Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation

23.1	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm

23.2	Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation (contained in Exhibit 5.1 hereto)

24.1	Power of Attorney (see signature page)

(1)	Incorporated by reference to the exhibit to Amendment No. 3 of the Registrant’s Registration Statement on Form S-1, Commission File No. 333-141740, filed on June 12, 2007. The exhibit number in parentheses following the above description indicates the corresponding exhibit number in such Form S-1.

(2)	Incorporated by reference to the exhibit to the Registrant’s Registration Statement on Form S-8, Commission File No. 333-144281, filed on July 2, 2007. The exhibit number in parentheses following the above description indicates the corresponding exhibit number in such Form S-8.

SIGNATURES
          Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Reston, Commonwealth of Virginia, on the thirteenth day of November, 2008.

comScore, Inc.
By:	/s/ Magid M. Abraham
Magid M. Abraham, Ph.D.
President and Chief Executive Officer

POWER OF ATTORNEY
     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Magid M. Abraham. and John M. Green, jointly and severally, as such person’s attorneys-in-fact, each with the power of substitution, for such person in any and all capacities, to sign any amendments to this Registration Statement on Form S-8, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date
/s/ Magid M. Abraham Magid M. Abraham, Ph.D.	President, Chief Executive Officer (Principal Executive Officer) and Director	October 29, 2008
/s/ John M. Green John M. Green	Chief Financial Officer (Principal Financial and Accounting Officer)	October 29, 2008
/s/ Gian M. Fulgoni Gian M. Fulgoni	Executive Chairman of the Board of Directors	October 29, 2008
/s/ Jeffrey Ganek Jeffrey Ganek	Director	October 29, 2008
/s/ Bruce Golden Bruce Golden	Director	October 29, 2008
/s/ William J. Henderson William J. Henderson	Director	October 29, 2008
/s/ William Katz William Katz	Director	October 29, 2008
/s/ Ronald J. Korn Ronald J. Korn	Director	October 29, 2008
/s/ Jarl Mohn Jarl Mohn	Director	October 29, 2008

INDEX TO EXHIBITS

Exhibit Number	Exhibit Document

3.1 (1)	Amended and Restated Certificate of Incorporation of the Registrant (Exhibit 3.3)

3.2 (1)	Amended and Restated Bylaws of the Registrant (Exhibit 3.4)

4.1 (1)	Specimen Common Stock certificate of the Registrant (Exhibit 4.1)

4.2 (2)	2007 Equity Incentive Plan, as amended and restated

5.1	Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation

23.1	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm

23.2	Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation (contained in Exhibit 5.1 hereto)

24.1	Power of Attorney (see signature page)

(1)	Incorporated by reference to the exhibit to Amendment No. 3 of the Registrant’s Registration Statement on Form S-1, Commission File No. 333-141740, filed on June 12, 2007. The exhibit number in parentheses following the above description indicates the corresponding exhibit number in such Form S-1.

(2)	Incorporated by reference to the exhibit to the Registrant’s Registration Statement on Form S-8, Commission File No. 333-144281, filed on July 2, 2007. The exhibit number in parentheses following the above description indicates the corresponding exhibit number in such Form S-8.